NATIONAL PENN BANCSHARES, INC.

                      ELVERSON SUBSTITUTE STOCK OPTION PLAN

                        (as assumed, amended and restated
                           effective January 4, 1999)


                                    ARTICLE I

                 Purpose, Assumption, Amendment and Restatement

     1.1 Elverson National Bank ("ENB") adopted the 1996 Stock Incentive Plan (the "ENB Plan") effective April 1, 1996. The ENB Plan was intended to provide a means for the granting of awards of stock options and stock appreciation rights to selected key employees of ENB as designated from time to time by ENB's Board of Directors. The ENB Plan was designed to (a) provide incentives and rewards to those employees who were in key positions to contribute to ENB's long-term growth and profitability; (b) assist ENB to attract, retain and motivate personnel with experience and ability; (c) make ENB's compensation program more competitive with those of other comparable employers; and (d) link participants directly to shareholder interests through increased stock ownership.

     1.2 On January 4, 1999 (the "Effective Date"), National Penn Bancshares, Inc. (the "Company") acquired ENB, by the merger of ENB with and into National Penn Bank, a wholly-owned subsidiary of the Company (the "Bank"), pursuant to an Amended Agreement and Plan of Merger (the "Agreement") dated as of July 21, 1998, by and among the Company, Bank and ENB.

     1.3 On the Effective Date, pursuant to the Agreement, each outstanding share of ENB's common stock was automatically converted into 1.46875 shares of the Company's common stock, without par value (the "Stock").

     1.4 Immediately prior to the Effective Date, there were stock options outstanding and presently exercisable, under the ENB Plan, for 44,424 shares of ENB's common stock. On the Effective Date, pursuant to the ENB Plan and the Agreement, each such option was automatically converted into a substitute stock option for Stock, with the number of shares and the per share exercise price adjusted to reflect the exchange ratio of 1.46875 to 1, and otherwise on the same terms and conditions as the converted ENB stock option. As a result, stock options presently exercisable for 65,248 shares of Stock were issued by the Company.

     1.5 This National Penn Bancshares, Inc. Elverson Substitute Stock Option Plan (the "Plan") reflects the Company's assumption of

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the ENB Plan and of the stock options  outstanding  under the ENB Plan as of the
Effective Date, on the terms and conditions provided in the Agreement, and the Company's determination to delete provisions of the ENB Plan inapplicable to such outstanding options. The Plan amends and restates the ENB Plan accordingly.

     1.6 As used herein, the term "Participant" means, individually and collectively, the persons who received substitute stock options from the Company pursuant to the ENB Plan and the Agreement, and the term "Options" means, individually and collectively, the substitute stock options issued pursuant to the ENB Plan and the Agreement, exercisable for 65,248 shares of Stock, subject to adjustment as provided in Article IX hereof.


                                   ARTICLE II

                                 Administration

     2.1 The Plan shall be administered by a committee (the "Committee") composed of three to six members of the Company's Board of Directors (the "Board") who are (i) "non-employee directors" of the Company within the meaning of Rule 16b-3(b)(3) under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), and (ii) "outside directors" of the Company within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     2.2 Subject to the terms, provisions and conditions of the Plan, the Committee shall have full power and authority, in its discretion, to interpret the Plan; to supervise the administration of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations and take any other action deemed necessary or desirable to the proper operation or administration of the Plan. The Committee may authorize such of the Company's officers or other persons to perform functions related to the execution and administration of the Plan (other than the interpretation of the Plan and the adoption of rules governing its execution and administration) as the Committee shall determine from time to time.

     2.3 All decisions made by the Committee pursuant to the powers vested in it by the Plan document and related orders or resolutions of the Board shall be final and binding on all persons (including each Participant, the Company and any shareholder and/or employee of the Company or any affiliate). No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

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

     2.4  Neither  the  Committee,  the Board,  the  Company  nor any officer or employee of the Company or any affiliate shall have any duty to advise Participants of any rules, interpretations or determinations by the Committee, and each Participant shall be bound by such rules, interpretations or determinations upon communication thereof to such Participant, effective as of such date (prior to, subsequent to or concurrent with such communication) that each such rule, interpretation or determination shall have been intended to be effective by the Committee.

     2.5 The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan regarding any leave of absence taken by a Participant who is the holder of any Option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine
(a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on Options held by any Participant who takes such leave of absence.


                                   ARTICLE III

                                 Scope and Term

     3.1 All Options issued pursuant to the ENB Plan and the Agreement were issued in the form of non-qualified stock options. No incentive stock options or stock appreciation rights were issued pursuant to the ENB Plan or the Agreement. References in the Plan to "Options" means only non-qualified stock options.

     3.2 The total number of shares of Stock that may be subject to Options under the Plan is 65,248 shares, subject to adjustment in accordance with
Article IX hereof. Issuance of Stock upon exercise of an Option shall reduce the total number of shares of Stock available under the Plan. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Option.

     3.3 Shares of Stock as to which Options under the Plan were issued may be made available by the Company from authorized but unissued shares of Stock or from shares reacquired by the Company (including, without limitation, shares purchased in the open market or in private transactions), subject to adjustment provided for in Article IX hereof.

     3.4 The Plan shall continue in effect until it is terminated in accordance with Article X hereof and until all Options have either been exercised, lapsed unexercised, or been terminated, forfeited, or cancelled as provided herein.

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                                   ARTICLE IV

                          No Further Eligible Employees

     4.1 Other than the persons who received Options on the Effective Date, no persons are eligible to participate in the Plan. Prior to the Effective Date, the persons eligible to participate in the ENB Plan were such key officers and other management employees (including officers and directors who were employees) of ENB or an affiliate, without limitation as to length of service, who were from time to time serving in a managerial, administrative or professional position who were recommended to, and authorized by, the administrative committee under the ENB Plan.


                                    ARTICLE V

                      No Granting of Further Stock Options

     5.1 The Committee does not have authority to grant any stock options in addition to the Options or any stock appreciation rights under the Plan.


                                   ARTICLE VI

                         Terms and Conditions of Options

     6.1 General. Each Option issued pursuant to the ENB Plan and the Agreement is subject to all of the terms and conditions hereinafter provided in this
Article VI, all other terms and conditions as may be provided in any other section of the Plan, and such other terms and conditions as may be specified by the Committee in the exercise of its powers under the Plan. Without limiting the foregoing, it is understood that the Committee may, at any time and from time to time, specify such additional terms and conditions with respect to any Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, without limitation, terms and conditions for compliance with federal and state securities laws, and methods of withholding or providing for the payment of required taxes. The terms and conditions with respect to any Option need not be identical with the terms and conditions with respect to any other Option held by such Participant or any other Participant.

     6.2 Option Agreement. Each Option shall be reflected in a written agreement (the "Option Agreement") between the Company and the Participant, in a form approved by the Committee, which shall set forth the number of shares of Stock that may be purchased pursuant to such Options, the applicable per share option price, and such other terms and conditions provided in the Plan as may be deemed appropriate by the Committee. The Option Agreement shall be

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subject  to,  and  shall  be  deemed   amended  to  include,   such   additional
discretionary conditions as the Committee may thereafter specify in the exercise of its powers under the Plan. A fully executed original counterpart of the Option Agreement shall be provided to the Company and the Participant.

     6.3 Option Price. The per share exercise price of the Stock covered by each Option (the "Option Price") was determined by dividing the per share exercise price of each stock option outstanding on the Effective Date under the ENB Plan by the exchange ratio (1.46875).

     6.4 Term and Exercisability of Option. Pursuant to the ENB Plan and the Agreement, by virtue of the Agreement's execution, all stock options outstanding under the ENB Plan became 100% vested and fully exercisable. All Options issued pursuant to the ENB Plan and the Agreement (which are governed by the Plan) are 100% vested and fully exercisable. Subject to earlier termination as provided in the Plan, each Option shall be exercisable for a term equal to the term of the ENB stock option for which it was substituted under the Agreement. The expiration of Options may be accelerated as provided in Article IX of the Plan.

     6.5 Exercise. Subject to the provisions of the Plan and unless otherwise provided in the Option Agreement, an Option may be exercised, from time to time, as to any and all full shares of Stock subject to the Option by giving written notice to the Company of the exercise of the Option in accordance with such procedures as may be established from time to time by the Committee. Except as provided in Section 6.6 or Article IX, no Option may be exercised at any time unless the Participant is then an employee of the Company or an affiliate.

     6.6 Rights Upon Termination of Employment.

          A. In the event that a Participant ceases to be an employee of the Company or an affiliate, for any cause other than retirement, death, or disability, the Participant shall have the right, unless otherwise determined by the Committee, to exercise the Option during its term within a period of one month after such termination, to the extent the Option remains exercisable at the date of such termination of employment. In the event that a Participant retires, dies, or becomes disabled (as determined by the Committee) prior to termination of the Option without having fully exercised such Option, the Participant or, as provided in the relevant Option Agreement, such Participant's successor in interest, shall have the right to exercise the Option during its term within a period of twenty-four months after the date of such termination due to retirement, death or disability, to the extent the Option remains exercisable at the date of termination due to retirement, death, or disability, or during such other period and subject to such terms as may have been determined by the ENB

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administrative committee at the time of issuance of the ENB stock option.

          B. For purposes of this Section 6.6, continued employment of a Participant by a successor corporation to the Company or by an affiliate of such successor corporation shall be deemed continued employment by the Company if such successor corporation or its affiliate has assumed the Plan and any Options now held by a Participant.

     6.7 Payment.

          A. The Option Price for the shares as to which an Option is exercised shall be paid to the Company in full at the time the Option is exercised. Such payment shall be in cash, equal to the Option Price for the shares of Stock being purchased, unless the Committee determines to permit payment of the Option Price in accordance with the immediately following sentence. The Committee shall have the sole discretion to determine that it shall permit, at the election of a Participant, payment of the Option Price (i) in cash, (ii) in shares of Stock owned by the Participant prior to exercising the Option and having a Fair Market Value (as defined in Section 11.10 hereof) on date of payment equal to the Option Price for the shares of Stock being purchased and satisfying such other requirements as may be imposed by the Committee, or (iii) partly in cash and partly in such shares of Stock. In addition, and subject to the provisions of
Section 11.2 with respect to withholding for taxes, (i) prior to delivery of the shares of Stock issuable upon exercise of the Option, any amount necessary to satisfy applicable federal, state and/or local tax requirements shall be paid promptly by the Participant upon notification of the amount due; and (ii) whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

          B. To the extent permitted by applicable law and regulations, the Committee may permit payment of the Option Price through arrangements with a brokerage firm under which such firm, on behalf of the Participant, will pay to the Company the Option Price of the shares being purchased, and the Company will promptly deliver to such firm the number of shares of Stock subject to the Option so that the firm may sell such shares, or a portion thereof, for the account of the Participant. In addition, the Committee may permit payment of the Option Price by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the Option Price as soon as the shares subject to the Option, or a portion thereof, are sold on behalf of the Participant.

     6.8 Right as a Shareholder. No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares of Stock subject to an Option until the Participant has

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given  written  notice of exercise  of the  Option,  has paid in full the Option
Price for such shares of Stock and has otherwise complied with the Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

     6.9 Investment Purpose. Each Option is subject to the condition that the purchases of shares of Stock hereunder by exercise of an Option shall be for investment purposes, and not with a view to resale or distribution, except that in the event the Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event that a resale of such Stock without registration thereunder would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     6.10 Fully Vested Options. Pursuant to the ENB Plan and the Agreement, by virtue of the Agreement's execution, all Options are 100% vested and fully exercisable.


                                   ARTICLE VII

                          Nontransferability of Options

     7.1 Options issued under the Plan are not transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options may be exercised only by the Participant. Options exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.


                                  ARTICLE VIII

                   Forfeiture Upon Occurrence of Certain Acts

     8.1 Notwithstanding any other provisions of the Plan, all rights of the Participant who received an Option (or his designated beneficiary or legal representative) to the exercise thereof shall be forfeited if, prior to the time of such exercise, the Participant has been dishonest or fraudulent in any matter affecting the Company or any affiliate. The Company shall give a Participant written notice of the occurrence of any such event prior to making any such forfeiture. The determination of the Committee as to the occurrence of any of the events specified in the above clause of this Section 8.1 shall be conclusive and binding upon all persons for all purposes. Each Option shall be subject to forfeiture for the reasons provided in this section in such manner as shall be provided by the Committee.


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                                   ARTICLE IX

                                Stock Adjustments

     9.1 In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of Stock of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to an Option under the Plan and to the maximum number of shares of Stock that may be subject to Options as set forth in Section 3.2, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Where appropriate, outstanding Options shall also be amended by the Committee as to Option Price and other terms as may be necessary to equitably reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any outstanding Options, such adjustments shall be made in accordance with the Committee's determination.

     9.2 Fractional shares resulting from any adjustment in Options pursuant to this Article IX shall be carried through until exercise of affected Options, but Options may only be exercised for full or whole shares and, unless the Committee determines otherwise, a Participant shall not be entitled to any settlement for fractional shares. In the event that an Option is exercised for all full or whole shares of Stock subject to the Option, the number of shares of Stock subject to the Option shall be deemed rounded down to the nearest whole number and, upon exercise for such whole number of shares of Stock, the Option shall terminate. Notice of any adjustments shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment
(whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     9.3 Any agreement to which the Company is a party which provides for any merger, consolidation or similar transaction of the Company with or into another corporation whereby the Company is not to be the surviving corporation may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their accelerated expiration, or for an equitable mandatory settlement of outstanding Options in cash based on the consideration paid to shareholders in such transaction, and all outstanding Options shall be subject to such agreement. In any case where the Options are assumed by another corporation, appropriate equitable adjustments as to the

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number and kind of shares or other  securities  and the per share purchase price shall be made.


                                    ARTICLE X

                  Suspension, Termination and Amendment of Plan

     10.1 To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time. The amendment or termination of the Plan shall not, without the consent of a Participant, adversely affect or impair any rights of a Participant under any Option outstanding hereunder; provided, however, that any amendment or termination contemplated by the Plan, including without limitation by Section 9.3, shall be conclusively presumed not to adversely affect or impair rights of a Participant under any Option.

     10.2 If not terminated by the Board at an earlier time, then at such time as all Options issued under the Plan have either been exercised, lapsed unexercised, or been terminated, forfeited or cancelled as provided herein, the Plan shall terminate.

     10.3 Upon the dissolution or liquidation of the Company, the Plan and the Options outstanding hereunder shall terminate.


                                   ARTICLE XI

                                  Miscellaneous

     11.1 No Rights to Options or Continued Employment. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to receive any stock options or other stock-related rights under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any affiliate, and the Plan shall not be deemed to interfere in any way with the Company's or an affiliate's right to terminate or otherwise modify an employee's employment at any time.

     11.2 Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Stock to a Participant under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold

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

from other amounts payable to the Participant, as compensation or otherwise, as necessary. The Committee, in its sole discretion, may permit a Participant to elect to satisfy all or part of such Participant's withholding or income tax obligations arising in connection with Options under the Plan, by having the Company withhold all or a portion of any shares of Stock that otherwise would be issued to the Participant or by surrendering all or a portion of any shares of Stock previously acquired by the Participant. Such shares of Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of withholding taxes by assigning shares of Stock to the Company may be subject to such additional restrictions as the Committee at any time deems appropriate. The Committee may, from time to time, make or impose, in its discretion, such additional restrictions, rules or regulations as it deems appropriate with respect to withholding of any taxes.

     11.3 Failure to Comply With Terms and Conditions. Notwithstanding any other provisions of the Plan, no delivery of Stock with respect to any Option shall be made, and all rights of the Participant who holds such Option (or his designated beneficiary or legal representative) to such delivery shall be forfeited, at the discretion of the Committee, if, prior to the time of such delivery, the Participant breaches a restriction or any of the terms, restrictions and/or conditions of the Plan and/or the Option Agreement.

     11.4 Parties in Interest. The provisions of the Plan and the terms and conditions of each Option shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees and any receiver. Subject to the terms of the Plan, all obligations of the Company under the Plan with respect to Options shall be binding on successors and assigns of the Company.

     11.5 Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or by another person on behalf of such member, nor for any mistake or judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith.

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     11.6   Designation  of  Beneficiary.   Each  Participant  may  designate  a
beneficiary or beneficiaries (on a form supplied by the Committee) to exercise such Participant's Options in the event of his or her death, and may change such designation from time to time and at any time prior to the death of such Participant.

     11.7 Governing Law. All questions pertaining to construction, validity and effect of the provisions of the Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

     11.8 Miscellaneous. Any reference contained in the Plan to a particular section or provision of law, rule or regulation, including without limitation the Code and 1934 Act, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee. Where used in the Plan, the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural and, the term "affiliate" shall mean each and every subsidiary and any parent of the Company as such terms are defined under Section 424 of the Code. The captions of the numbered sections contained in the Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

     11.9 No Restrictions on Issuances of Other Shares and Securities. Adoption of the Plan shall not be taken to impose any limitations on the powers of the Company, its affiliates or any other of its or their affiliates to issue, grant, award or assume stock or options, warrants or rights to purchase or receive stock, otherwise than under the Plan, or to adopt other stock plans or to impose any requirement of shareholder approval upon same.

     11.10 Fair Market Value. As used in the Plan, "Fair Market Value" as of any date shall mean the market price of the Stock, determined by the Committee as follows:

          A. If the shares of Stock were traded over-the-counter on the date in question and the Stock was classified by The Nasdaq Stock Market as a national market issue (or, in the judgment of the Committee, a comparable designation), then the Fair Market Value shall be equal to the average of the high and low sales prices of the shares of Stock reported in Nasdaq trading for that date or, if no reported sale of shares of Stock shall have occurred on such

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date, then on the next preceding day on which there was a reported sale.

          B. If the shares of Stock were traded over-the-counter on the date in question but the Stock was not classified by The Nasdaq Stock Market as a national market issue (or, in the judgment of the Committee, a comparable designation), then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date.

          C. If the shares of Stock were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date.

          D. If none of the foregoing provisions is applicable then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

          E. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Eastern Edition of THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.


                                   ARTICLE XII

                                 Effective Date

               This Plan shall be effective as of January 4, 1999.

                                       12